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                                                                  Exhibit (h)(5)

                                  Schedule A
                        to the Administration Agreement
                between Mercantile-Safe Deposit & Trust Company
                          and M.S.D. & T. Funds, Inc.
                              dated May 28, 1993


Name of Fund                                 Name of Fund
------------                                 ------------

Prime Money Market Fund                      Diversified Real Estate Fund

Government Money Market Fund                 Equity Income Fund

Tax-Exempt Money Market Fund                 Equity Growth Fund

Growth & Income Fund                         Total Return Bond Fund

Limited Maturity Bond Fund                   National Tax-Exempt Bond Fund

Maryland Tax-Exempt Bond Fund                Intermediate Tax-Exempt Bond Fund

International Equity Fund                    Capital Opportunities Fund



                                        M.S.D. & T. FUNDS, INC.


                                        By:_________________________________

                                        Name:_______________________________

                                        Title:______________________________

                                        Date:  July __, 2000


                                        MERCANTILE-SAFE DEPOSIT & TRUST
                                        COMPANY


                                        By:_________________________________

                                        Name:_______________________________

                                        Title:______________________________

                                        Date:  July __, 2000